EXHIBIT 10.1

STOCK PURCHASE AGREEMENT
STOCK PURCHASE AGREEMENT, dated as of June 21, 2017 (this “Agreement”), by Caroline Holdings LLC, a Delaware limited liability company (the “Buyer”), and Tiptree Inc. (“Tiptree”) with Nomura Securities Co., Ltd. (“Seller”).
WITNESSETH:
WHEREAS, Seller owns 1,000,000 shares of Class A common stock, par value $0.001 per share (“Common Stock”), of Tiptree (the “Shares”).
WHEREAS, the Buyer is a subsidiary of Tiptree and the Seller is a subsidiary of Nomura Holdings, Inc. (“Nomura”).
WHEREAS, the Seller desires to sell and the Buyer desires to purchase the Shares in a privately negotiated arm’s-length securities transaction on the terms and subject to the conditions contained in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Sale and Purchase of Shares. (a) Upon and subject to the terms and conditions of this Agreement, the Seller agrees to sell and transfer to the Buyer or its designated subsidiaries the Shares and the Buyer hereby agrees that it will pay or cause its designated subsidiaries to pay the Seller $7,300,000, or $7.30 per share, in the aggregate as consideration for the Shares (the “Transaction”).

(b)    Subject to the terms and conditions set forth in this Agreement, the closing of the Transaction (the “Closing”) shall take place on 22nd June, 2017, at the offices of Tiptree at 780 Third Ave, 21st Fl, New York, NY 10017, or at such other date and place as may be agreed to by the parties. The date upon which the Closing occurs is referred to herein as the Closing Date.

(c)    At the Closing, (i) the Buyer or its designated subsidiaries will deliver to the Seller $7,300,000 by wire transfer of immediately available funds to an account specified by the Seller in a written wire instruction to the Buyer and (ii) after confirming receipt of the complete payment by wire, the Seller shall cause the Shares to be delivered to the Buyer or its designated subsidiaries. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”), or by such other means as may be agreed to by the parties. If any of the Shares are in certificated form, such certificates for the Shares will be made available for inspection by the Buyer prior to the Closing and shall be delivered to the Buyer at Closing, accompanied by blank stock powers.

2.Representations and Warranties of the Seller. The Seller represents and warrants to Buyer as of the date hereof and as of the date of the Closing as follows:
(a)    The Seller is duly organized, validly existing and in good standing under the laws of the state of its organization and has all the requisite power and authority to own, lease and otherwise hold and operate its assets and to conduct its business as it is currently being conducted.
(b)    (i) The Seller has full power and authority to enter into and perform its obligations under this Agreement; (ii) the execution and delivery of this Agreement by the Seller and the consummation by it of the Transaction have been duly authorized by all necessary corporate action; (iii) this Agreement has been duly executed and delivered by the Seller; and (iv) this Agreement constitutes a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.
(c)    The Seller has (i) good and valid title to the Shares, and (ii) owns the Shares free and clear of all liens, claims, security interests, pledges, mortgages, deeds of trust, rights of first refusal, restrictions (other than restrictions and applicable restrictive legends under applicable federal and state securities laws) and other encumbrances (“Liens”), other than Liens which will automatically release simultaneously with the Closing. For the avoidance of doubt, the Shares to be sold by the Seller are beneficially owned and are not borrowed securities or being sold short by the Seller. The sale and delivery of the Shares by the Seller as contemplated by this Agreement are not subject to any preemptive right, “tag along” or similar right, or right of redemption or repurchase. Upon delivery of the Shares to the Buyer as provided in Section 1, the Seller will transfer good and valid title to the Shares, in each case free and clear of all Liens other than Liens created by the Buyer.

(d)    The Seller (i) is sophisticated with respect to financial matters and transactions in securities, including the Common Stock, and the related risks; (ii) independently has determined that it has adequate information concerning the business, properties, assets, financial condition and prospects of Tiptree to make an informed decision regarding the Transaction; (iii) without reliance upon the Buyer, Tiptree or their affiliates and based on such information as the Seller has deemed appropriate in its independent judgment, has made its own analyses and decisions to enter into the Transaction; and (iv) is not relying on any communication (written or oral) from a Buyer Party as investment advice or as a recommendation to sell the Shares. The Seller acknowledges that the Buyer has made no representations or warranties to the Seller except as expressly set forth herein.

(e)    The Seller understands and acknowledges that the Buyer and its affiliates possess confidential, material non-public information with respect to Tiptree and its business, properties, assets, financial condition and prospects (the “Information”) that has not been communicated to the Seller and that may impact the value of the Shares. The Seller further understands and acknowledges that the Information might be material to the Seller’s decision to engage in the Transaction and acknowledges that it has determined to engage in the Transaction without the benefit of such Information and that it has material and beneficial reasons for doing so.
3.Representations and Warranties of the Buyer Parties. Each of Tiptree and the Buyer (the “Buyer Parties”) represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:
(a)    Such Buyer Party is duly organized, validly existing and in good standing under the laws of the state of its organization and has all the requisite power and authority to own, lease and otherwise hold and operate its assets and to conduct its business as it is currently being conducted.
(b)    (i) Such Buyer Party has full power and authority to enter into and perform its obligations under this Agreement; (ii) the execution and delivery of this Agreement by the Buyer and the consummation by it of the Transaction have been duly authorized by all necessary limited liability company action; (iii) this Agreement has been duly executed and delivered by such Buyer Party; (iv) no agreements or obligations exist that prohibit or otherwise restrict the Buyer, in its capacity as a Tiptree subsidiary or otherwise, from purchasing the Shares or that prohibit or otherwise restrict or limit Tiptree from purchasing or effecting a purchase of its Common Stock, including the Shares; and (v) this Agreement constitutes a valid and binding obligation of such Buyer Party enforceable against such Buyer Party in accordance with its terms.
(c)    (i) Such Buyer Party is sophisticated with respect to financial matters and transactions in securities, including the Common Stock, and the related risks; (ii) the Buyer independently has determined that it has adequate information concerning the business, properties, assets, financial condition and prospects of Tiptree to make an informed decision regarding the Transaction; (iii) the Buyer has, and without reliance upon the Seller, Nomura, or their affiliates and based on such information as the Buyer has deemed appropriate in its independent judgment, made its own analyses and decisions to enter into the Transaction; (iv) such Buyer Party is not relying on any communication (written or oral) from Seller, Nomura or their affiliates as investment advice or as a recommendation to purchase the Shares; and (v) Seller is not acting as a fiduciary to Buyer and owes no fiduciary duty to Buyer in respect of Buyer’s purchase of the Shares. The Buyer Parties acknowledge that neither the Seller nor Nomura has made any representations or warranties to the Buyer Parties except as expressly set forth herein.
(a)    Buyer or its designated subsidiaries are acquiring the Shares for their own account without a view to distribution.
(b)    Neither Seller, Nomura, their affiliates, nor anyone acting on their behalf solicited Tiptree, the Buyer or any of their affiliates to purchase any or all of the Shares or to engage in any other transaction in the Common Stock. Tiptree, pursuant to its publicly disclosed program to repurchase Common Stock, approached Seller outside the United States to explore the possibility of repurchasing Common Stock from Seller. Seller’s representatives in communicating with Tiptree concerning a possible sale of Common Stock were based outside the United States. Each Buyer Party acknowledges that it is entering into this Agreement with the understanding that any protections that would be afforded by the securities laws and regulations of the United States are not applicable and, to the extent found applicable, hereby agrees to make no claim against Seller or Nomura thereunder in connection with the Transaction.
(c)    Each Buyer Party is dealing with Seller in Seller’s capacity as an arm’s length counterparty in a privately negotiated securities transaction. Seller is not acting as a broker-dealer for Buyer in the Transaction, and each Buyer Party is not a customer of the Seller.
(d)    Tiptree’s registration statements, reports, schedules and statements required to be filed by it with the United States Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) filed prior to the date hereof (the “SEC Documents”) have been filed with the Commission on a timely basis. The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent SEC Document) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act.
4.    Release. The Seller expressly and irrevocably releases each Buyer Party, its affiliates and their respective current and former officers, directors, employees, agents and controlling persons from any and all claims, demands and liabilities arising from or in respect of any claim, demand or liability based on Tiptree’s possession, use or non-disclosure of the Information (collectively, the “Released Claims”), and the Seller agrees to make, and to cause its affiliates to make, no claim against each Buyer Party, its affiliates and their respective officers, directors, employees, agents and controlling persons in connection with the foregoing. Notwithstanding the foregoing in this Section 4, the Released Claims shall not include, and nothing contained in this Agreement shall affect any claims with respect to (a) the right to receive payment of the purchase price contemplated herein and (b) any breach of this Agreement, Each party hereto acknowledges that (i) it is relying on the representations, warranties, acknowledgments and agreements in this Agreement of the other parties hereto as a condition to proceeding with the Transaction; and (ii) without such representations, warranties, acknowledgments and agreements, such party would not enter into this Agreement or engage in the Transaction.
5.    Further Assurances. Each party hereto shall execute, deliver, file and record, or cause to be executed, delivered, filed or recorded, such further agreements, instruments and other documents, and take, or cause to be taken, such further actions, as the other parties hereto may reasonably request as being necessary or advisable to effect or evidence the transactions contemplated by this Agreement.
6.    Broker’s Fee. The Seller, the Buyer, and Tiptree each represents that it has not made any agreement or taken any other action which might cause any person to become entitled to a broker's or finder's fee or commission as a result of the Transaction.
7.    Miscellaneous.
(a)    This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and supersedes all prior understandings or agreements, oral or written, among the parties hereto. The parties acknowledge that this Agreement is the product of an arm’s-length negotiation among the parties.
(b)    This Agreement may only be amended, modified, supplemented or a provision hereof waived, by a written instrument executed by the party against which such change, waiver or amendment is sought to be enforced.
(c)    The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party to this Agreement may assign this Agreement without the prior written consent of all of the other parties hereto; provided, that, the Buyer may assign its purchase right to one or more of its affiliates.
(d)    Each of the parties shall pay its own costs incident to the negotiation, preparation, performance, and execution of this Agreement, and all fees and expenses of its counsel, accountants, and other consultants, advisors and representatives for all activities of such persons undertaken in connection with the negotiation, preparation, performance and execution of this Agreement.
(e)    This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, e-mail or other electronic transmission service shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.
(f)    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles of such state (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law). Each party hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the federal and state courts in New York County for any action, suit or proceeding arising out of or related hereto. Each of the parties agrees not to commence any legal proceeding related hereto except in such court. Each of the parties irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.
(g)    No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any person other than the parties and their permitted successors and assigns.
(h)    This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparties shall all together constitute one and the same instrument.
(i)    In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CAROLINE HOLDINGS LLC

By:    /s/ Jonathan Ilany___
    Name: Jonathan Ilany
    Title: Chief Executive Officer

TIPTREE INC.

By:    /s/ Jonathan Ilany___
    Name: Jonathan Ilany
    Title: Chief Executive Officer

NOMURA SECURITIES CO., LTD.

By:    /s/ Masafumi Nakaguchi
    Name: Masafumi Nakaguchi
    Title: Managing Director